As Filed with the Securities and Exchange Commission on June 7, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	03-0567133 (I.R.S. Employer Identification No.)

370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

DCP Midstream Partners, LP 2016 Long-Term Incentive Plan
(Full title of the plan)

Michael S. Richards
Vice President, General Counsel and Secretary
370 17th Street, Suite 2500
Denver, Colorado 80202
303-595-3331
(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Lucy Stark
Holland & Hart LLP
555 17th Street, Suite 3200
Denver, Colorado 80202
303-295-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check box if a smaller reporting company	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common units representing limited partner interests	900,000 units	$34.12	$30,708,000	$3,093

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional common units representing limited partner interests (“Common Units”) in DCP Midstream Partners, LP (the “Registrant”) as may become issuable pursuant to the adjustment provisions of the DCP Midstream Partners, LP 2016 Long-Term Incentive Plan (the “Plan”).

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Common Units as reported on the New York Stock Exchange on June 1, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of this Registration Statement on Form S-8 (this “Registration Statement”) will be sent or given to participants of the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed below are incorporated by reference in this Registration Statement (other than information furnished under Item 2.02, Item 7.01, or Item 9.01 of any Current Report on Form 8-K). In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information furnished under Item 2.02, Item 7.01, or Item 9.01 of any Current Report on Form 8-K), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Commission on February 25, 2016 (File No. 001-32678);

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the Commission on May 5, 2016 (File No. 001-32678);

•	The Registrant’s Current Reports on Form 8-K (other than information furnished under Item 2.02 and Item 9.01) filed with the Commission on February 24, 2016 and May 4, 2016 (File No. 001-32678); and

•
The description of the Common Units contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 18, 2005 (File No. 001-32678) and any subsequent amendment filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The partnership agreement of the Registrant provides that, in most circumstances, it will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	its general partner;

•	any departing general partner;

•	any person who is or was an affiliate of its general partner or any departing general partner;

•
any person who is or was a member, partner, director, officer, fiduciary, or trustee of its general partner, any departing general partner, or any affiliate of its general partner or any departing general partner;

•
any person who is or was serving at the request of its general partner, any departing general partner, or any affiliate of its general partner or any departing general partner as an officer, director, member, partner, fiduciary, or trustee of another person; and

•	any person designated by the general partner.

Any indemnification under these provisions will only be out of the Registrant’s assets. The Registrant’s general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to the Registrant to enable it to effectuate, indemnification. The Registrant has purchased insurance against liabilities asserted against, and expenses incurred by, it and its subsidiaries’ directors and officers for the Registrant’s activities, and the activities of its subsidiaries, and may continue to do so regardless of whether the Registrant would have the power to indemnify the person against liabilities under the partnership agreement.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

3.1 *
Certificate of Formation of DCP Midstream GP, LLC dated August 5, 2005 (attached as Exhibit 3.5 to Amendment No. 2 to DCP Midstream Partners, LP’s Registration Statement on Form S-1 (File No. 333-128378) filed with the Commission on November 18, 2005).

3.2 *
Amended and Restated Limited Liability Company Agreement of DCP Midstream GP, LLC dated December 7, 2005, as amended by Amendment No. 1 dated January 20, 2009 (attached as Exhibit 3.1 to DCP Midstream Partners, LP’s Annual Report on Form 10-K (File No. 001-32678) filed with the Commission on March 5, 2009).

3.3 *
Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of DCP Midstream GP, LLC dated February 14, 2013 (attached as Exhibit 3.1 to DCP Midstream Partners, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the Commission on February 21, 2013).

3.4 *
Amendment No. 3 to Amended and Restated Limited Liability Company Agreement of DCP Midstream GP, LLC dated November 6, 2013 (attached as Exhibit 3.3 to DCP Midstream Partners, LP’s Quarterly Report on Form 10-Q (File No. 001-32678) filed with the Commission on November 6, 2013).

3.5 *
Certificate of Limited Partnership of DCP Midstream GP, LP dated August 5, 2005 (attached as Exhibit 3.3 to DCP Midstream Partners, LP’s Registration Statement on Form S-1 (File No. 333-128378) filed with the Commission on September 16, 2005).

3.6 *
First Amended and Restated Agreement of Limited Partnership of DCP Midstream GP, LP dated December 7, 2005 (attached as Exhibit 3.2 to DCP Midstream Partners, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the Commission on December 12, 2005).

3.7 *
Certificate of Limited Partnership of DCP Midstream Partners, LP dated August 5, 2005 (attached as Exhibit 3.1 to DCP Midstream Partners, LP’s Registration Statement on Form S-1 (File No. 333-128378) filed with the Commission on September 16, 2005).

3.8 *
Second Amended and Restated Agreement of Limited Partnership of DCP Midstream Partners, LP dated November 1, 2006 (attached as Exhibit 3.1 to DCP Midstream Partners, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the Commission on November 7, 2006).

3.9 *
Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of DCP Midstream Partners, LP dated April 11, 2008 (attached as Exhibit 4.1 to DCP Midstream Partners, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the Commission on April 14, 2008).

3.10 *
Amendment No. 2 to Second Amended and Restated Agreement of Limited Partnership of DCP Midstream Partners, LP dated April 1, 2009 (attached as Exhibit 3.1 to DCP Midstream Partners, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the Commission on April 7, 2009).

5.1	Opinion of Michael S. Richards.
10.1 *+
DCP Midstream Partners, LP 2016 Long-Term Incentive Plan (attached as Exhibit A to DCP Midstream Partners, LP’s Definitive Proxy Statement on Schedule 14A (File No. 001-32678) filed with the Commission on March 15, 2016).

23.1	Consent of Deloitte & Touche LLP on Consolidated Financial Statements of DCP Midstream Partners, LP.
23.2	Consent of Deloitte & Touche LLP on Consolidated Financial Statements of DCP Sand Hills Pipeline, LLC.
23.3	Consent of Ernst & Young LLP on Consolidated Financial Statements of Discovery Producer Services LLC.
23.4	Consent of Michael S. Richards (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement on Form S-8).

*	Such exhibit has heretofore been filed with the Commission as part of the filing indicated and is incorporated herein by reference.

+	Denotes management contract or compensatory plan or arrangement.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during, any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 7, 2016.

DCP Midstream Partners, LP

By: DCP Midstream GP, LP, its general partner

By: DCP Midstream GP, LLC, its general partner

By: /s/ Wouter T. van Kempen
Name: Wouter T. van Kempen
Title: President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of DCP Midstream GP, LLC hereby constitute and appoint each of Wouter T. van Kempen, Sean P. O’Brien and Michael S. Richards as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wouter T. van Kempen	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	June 7, 2016
Wouter T. van Kempen

/s/ Sean P. O’Brien	Group Vice President and Chief Financial Officer (Principal Financial Officer)	June 7, 2016
Sean P. O’Brien

/s/ Richard A. Loving	Vice President and Controller (Principal Accounting Officer)	June 7, 2016
Richard A. Loving

/s/ Guy Buckley	Director	June 7, 2016
Guy Buckley

/s/ R. Mark Fiedorek	Director	June 7, 2016
R. Mark Fiedorek

/s/ Fred J. Fowler	Director	June 7, 2016
Fred J. Fowler

/s/ William F. Kimble	Director	June 7, 2016
William F. Kimble

/s/ Brian Mandell	Director	June 7, 2016
Brian Mandell

/s/ Bill Waycaster	Director	June 7, 2016
Bill Waycaster

/s/ John Zuklic	Director	June 7, 2016
John Zuklic

EXHIBIT INDEX

Exhibit No.	Description

3.1 *
Certificate of Formation of DCP Midstream GP, LLC dated August 5, 2005 (attached as Exhibit 3.5 to Amendment No. 2 to DCP Midstream Partners, LP’s Registration Statement on Form S-1 (File No. 333-128378) filed with the Commission on November 18, 2005).

3.2 *
Amended and Restated Limited Liability Company Agreement of DCP Midstream GP, LLC dated December 7, 2005, as amended by Amendment No. 1 dated January 20, 2009 (attached as Exhibit 3.1 to DCP Midstream Partners, LP’s Annual Report on Form 10-K (File No. 001-32678) filed with the Commission on March 5, 2009).

3.3 *
Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of DCP Midstream GP, LLC dated February 14, 2013 (attached as Exhibit 3.1 to DCP Midstream Partners, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the Commission on February 21, 2013).

3.4 *
Amendment No. 3 to Amended and Restated Limited Liability Company Agreement of DCP Midstream GP, LLC dated November 6, 2013 (attached as Exhibit 3.3 to DCP Midstream Partners, LP’s Quarterly Report on Form 10-Q (File No. 001-32678) filed with the Commission on November 6, 2013).

3.5 *
Certificate of Limited Partnership of DCP Midstream GP, LP dated August 5, 2005 (attached as Exhibit 3.3 to DCP Midstream Partners, LP’s Registration Statement on Form S-1 (File No. 333-128378) filed with the Commission on September 16, 2005).

3.6 *
First Amended and Restated Agreement of Limited Partnership of DCP Midstream GP, LP dated December 7, 2005 (attached as Exhibit 3.2 to DCP Midstream Partners, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the Commission on December 12, 2005).

3.7 *
Certificate of Limited Partnership of DCP Midstream Partners, LP dated August 5, 2005 (attached as Exhibit 3.1 to DCP Midstream Partners, LP’s Registration Statement on Form S-1 (File No. 333-128378) filed with the Commission on September 16, 2005).

3.8 *
Second Amended and Restated Agreement of Limited Partnership of DCP Midstream Partners, LP dated November 1, 2006 (attached as Exhibit 3.1 to DCP Midstream Partners, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the Commission on November 7, 2006).

3.9 *
Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of DCP Midstream Partners, LP dated April 11, 2008 (attached as Exhibit 4.1 to DCP Midstream Partners, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the Commission on April 14, 2008).

3.10 *
Amendment No. 2 to Second Amended and Restated Agreement of Limited Partnership of DCP Midstream Partners, LP dated April 1, 2009 (attached as Exhibit 3.1 to DCP Midstream Partners, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the Commission on April 7, 2009).

5.1	Opinion of Michael S. Richards.
10.1 *+
DCP Midstream Partners, LP 2016 Long-Term Incentive Plan (attached as Exhibit A to DCP Midstream Partners, LP’s Definitive Proxy Statement on Schedule 14A (File No. 001-32678) filed with the Commission on March 15, 2016).

23.1	Consent of Deloitte & Touche LLP on Consolidated Financial Statements of DCP Midstream Partners, LP.
23.2	Consent of Deloitte & Touche LLP on Consolidated Financial Statements of DCP Sand Hills Pipeline, LLC.
23.3	Consent of Ernst & Young LLP on Consolidated Financial Statements of Discovery Producer Services LLC.
23.4	Consent of Michael S. Richards (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement on Form S-8).

*	Such exhibit has heretofore been filed with the Commission as part of the filing indicated and is incorporated herein by reference.

+	Denotes management contract or compensatory plan or arrangement.